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                                                                    Exhibit 10.3

                                ESCROW AGREEMENT

     ESCROW AGREEMENT dated as of this 22nd day of April 2005, by and between ADVISORS REIT I, INC., a Maryland corporation (the "Company"), AMERICAN STOCK TRANSFER & TRUST COMPANY, a financial institution chartered under the laws of the State of New York (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company is directly offering securities in a public equity financing (the "Financing") to investors who meet certain suitability standards as prescribed by the Company's prospectus (the "Purchasers" or "Purchaser"); and

     WHEREAS, in connection with the Financing, such securities being sold are shares of common stock ($0.01 par value)Shares (the "Shares" or "Share"); and

     WHEREAS, the Shares are being offered at a price of Ten Dollars ($10.00) per Share (the "Offering Price"); and

     WHEREAS, the Company desires to sell in the Financing a minimum of One Million (1,000,000) Shares (the "Minimum Amount") and a maximum of Two Million Five Hundred Thousand (2,500,000) Shares (the "Maximum Amount"); and

     WHEREAS:

          (a) The Financing will commence immediately upon the Securities and Exchange Commission's approval of the Company's registration of its Form S-11 filing and will continue until the earlier of: (i) the sale of all Shares or
(ii) August 31 , 2005(the "Offering Period"), unless otherwise extended by the Company;

          (b) Once the Purchasers have subscribed and the Company has accepted subscriptions for the Minimum Amount, the Company may conduct an initial closing (the "First Closing") with respect to such Shares. Thereafter, the Company may decide to conduct one or more closings for the sale of additional Shares (each, together with the First Closing, a "Closing");

          (c) Proceeds received from subscriptions for the Shares shall be held in escrow by the Agent pending a Closing; and

          (d) If the Minimum Amount is not sold at the per unit Offering Price prior to the end of the Offering Period, the Financing will be terminated and all funds received from Purchasers will be promptly returned, without interest, penalty or deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date." The Termination Date may be extended up to March 31, 2006 by the Company.

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          NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

     1. APPOINTMENT OF AGENT. The Company hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

     2. DELIVERY OF SUBSCRIPTION PROCEEDS. All checks, drafts, or other instruments or wire transfer funds received from Purchasers as payment for the Shares will be delivered by National Financial Services ("NFS") to the Agent, made payable to "American Stock Transfer & Trust Company, as Escrow Agent for ADVISORS REIT I, INC., Inc." The Company will cause NFS to provide the Agent with a chart setting forth, as to each Purchaser, his name, address, social security number or employer identification number, amount of Shares purchased, and the amount paid in connection with such purchase. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of purchases of the Shares.

     3. AGENT TO HOLD AND DISBURSE FUNDS. The Agent will hold in a special non-interest bearing account established for the benefit of the Company and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

          3.1 In the event that prior to the Termination Date the Agent has received funds equal to or greater than the Minimum Amount (and such funds are cleared within 10 days following the Termination Date) from the sale of Shares, the Agent will, on the date of a Closing, pursuant to written instructions signed by the Company, pay to the Company, and/or to any other person designated in such instructions, the proceeds received by the Agent from the sale of such Shares, provided that the Company's counsel has confirmed in writing that all conditions for the release of the escrow funds have been met.

          3.2 In the event that prior to the Termination Date the Agent has not received funds equal to or greater than the Minimum Amount (or such funds have not cleared within three days of the Termination Date) from the sale of the Shares, the Agent will return all funds to NFS, without interest, penalty or deduction.

     4.   EXCULPATION AND INDEMNIFICATION OF AGENT.

          4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below,

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and except for instructions given to the Agent by the Company relating to the funds deposited with the Agent under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

          4.2 The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

          4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

          4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

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          4.6   The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent's gross negligence or misconduct. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder.

          4.7 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

     5.   TERMINATION OF AGREEMENT AND RESIGNATION OF AGENT.

          5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

          5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company at least 30 days notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

     6.   FORM OF PAYMENTS BY AGENT.

          6.1 Any payments by the Agent to Purchasers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person.

          6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

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          7.    COMPENSATION OF AGENT. For services rendered, the Agent shall receive as compensation a fee payable at the rate of Twenty Five Dollars ($25.00) per Purchaser, which fee shall be paid by the Company by no later than the day when Agent disburses funds received by it from time to time pursuant to the terms of this Escrow Agreement. The Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and Agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

          8. NOTICES. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

                If to the Company:      ADVISORS REIT I, INC.
                                        Suite 230
                                        8301 E. 21st North
                                        Wichita, Kansas 67206
                                        Attention: James L. Fritzemeier
                                        Tel # (316) 682-9398
                                        Fax # (316) 689-8650

                With a copy to:         Biggs Wilkerson, L.C.
                                        Suite 565
                                        7701 East Kellogg
                                        Wichita, Kansas 67207
                                        Attention: Michael R. Biggs
                                        Tel. # (316) 684-2929
                                        Fax # (316) 681-0153

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                If to the Agent:        American Stock Transfer & Trust Company
                                        59 Maiden Lane--Plaza Level
                                        New York, New York 10038
                                        Attention:  Henry Reinhold
                                        Tel. # (718) 921-8225
                                        Fax # (718) 921-8550

                With a copy to:         American Stock Transfer & Trust Company
                                        59 Maiden Lane--Plaza Level
                                        New York, New York 10038
                                        Attention:  Herbert J. Lemmer
                                        Tel. # (718) 921-8209
                                        Fax # (718) 331-1852

     9. FURTHER ASSURANCES: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     10. CONSENT TO SERVICE OF PROCESS. The Company hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company at its address for purposes of notices hereunder.

     11.  MISCELLANEOUS.

          11.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereto", "hereunder" and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

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          11.2  SUCCESSION AND ASSIGNMENT. This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and the Company. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

          11.3 AMENDMENTS AND WAIVERS. This Agreement may be amended only with the written consent of the Agent and the Company. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

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     12.  EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                           By:  Herbert J. Lemmer /s/
                                                ---------------------
                                                Name: Herbert J. Lemmer
                                                Title: Senior Vice President

                                         ADVISORS REIT I, INC.


                                           By:  James L. Fritzemeier /s/
                                                -------------------------
                                                Name: James L. Fritzemeier
                                                Title: President